Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940 and 333-30647 and Form S-3 Nos. 333-142083, 333-133252, 333-46067) of MasTec, Inc. of our reports dated July 25, 2008, relating to the relating to the financial statements of Pumpco, Inc., which appear in this Form 8-K/A.
/s/ BDO Seidman LLP
Miami, Florida
July 29, 2008

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